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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): March 9, 2001




                               ROY F. WESTON, INC.
                -----------------------------------------------
               (Exact Name of Registrant as Specified in Charter)



   Pennsylvania                    0-4643                      23-1501990
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  (State or Other               (Commission                  (IRS Employer
  Jurisdiction of               File Number)               Identification No.)
  Incorporation)



1400 Weston Way, West Chester, PA                                    19380-1499
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(Address of principal executive offices)                            (Zip Code)


Registrant's telephone number, including area code: (610) 701-3000

           -----------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)
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Item 5.           Other Events.


                  On March 9, 2001 Roy F. Weston, Inc. ("Weston") and affiliates of American Capital Strategies, Ltd. ("American Capital Strategies") entered into a definitive merger agreement under which Weston would be acquired for cash consideration of $5.02 per share for each of Weston's publicly traded Series A common shares and $5.38 per share for each of Weston's privately held common shares. The total purchase price for the shares is approximately $51 million. After the merger, Weston will continue to operate from its headquarters in West Chester, Pennsylvania.

                  In the merger transaction, Weston will become a wholly owned subsidiary of a holding company owned by American Capital Strategies and by senior managers of Weston. Those senior managers, led by William L. Robertson, Chief Executive Officer, will remain in place following the merger. In the five years following the merger, a broad-based employee stock ownership plan will receive contributions of shares in the holding company that will constitute approximately 40% of the holding company's equity.

                  The Weston Board of Directors, based in part on the unanimous recommendation of a Special Committee of the Board of Directors, has approved the merger agreement. The Board has also called a special meeting of shareholders to be held on May 29, 2001 to approve the merger. The merger will be presented for approval by the holders of Weston's non-publicly traded common shares and publicly traded Series A common shares, voting separately. Certain members of the Weston family, who control substantially more than a majority of the voting power of all outstanding Weston non-publicly traded common shares, have agreed to vote their shares in favor of the merger.

                  The merger, which is also subject to customary closing conditions, is expected to close by the end of the second quarter. The acquiring entities have received financing commitments for the transaction from Bank of America, Fleet Capital and American Capital Strategies, subject to customary conditions.

                  Attached and incorporated herein by reference in its entirety as Exhibit 99 is a copy of Weston's press release announcing the execution of the merger agreement.



Item 7. Exhibits.


                  (c)      Exhibits:

                           99       Press Release of Roy F. Weston dated
                                    March 12, 2001



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            ROY F. WESTON, INC.


                                            By: /s/ William L. Robertson
                                               ------------------------------
                                                 William L. Robertson, Chief
                                                 Executive Officer



March 12, 2001


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                                  EXHIBIT INDEX


Exhibit No.            Exhibit

     99                Press Release of Roy F. Weston dated March 12, 2001.